UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 2, 2014/April 30, 2014

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Domtar Corporation (the “Corporation”) held on April 30, 2014, the following items were submitted to a vote of the stockholders of the Corporation:

1.	Election of ten Directors to serve for a term of one year that will expire at the Corporation’s 2015 annual meeting :

	For	Against	Abstain	Non Votes
GIANNELLA ALVAREZ	26,587,314	148,845	216,903	793,234
ROBERT E. APPLE	26,315,555	420,626	216,881	793,234
LOUIS P GIGNAC	26,298,644	437,840	216,578	793,234
DAVID J. ILLINGWORTH	26,587,152	148,846	217,064	793,234
BRIAN M LEVITT	26,310,220	426,205	216,637	793,234
DAVID G. MAFFUCCI	26,587,025	149,225	216,812	793,234
ROBERT J STEACY	26,328,621	407,604	216,837	793,234
PAMELA B STROBEL	26,214,278	522,146	216,638	793,234
DENIS TURCOTTE	25,959,143	777,494	216,425	793,234
JOHN D WILLIAMS	26,587,164	149,220	216,678	793,234

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

For	Against	Abstain
20,606,191	5,876,933	469,938

5.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2014 fiscal year.

For	Against	Abstain
27,137,216	391,664	217,416

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
Name: Razvan L. Theodoru Title: Vice-President, Corporate Law and Secretary

Date: May 2, 2014

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